SHAREHOLDER RIGHTS AGREEMENT


                                   Dated as of


                                  July 24, 1998


                                     between


                            MAVERICK TUBE CORPORATION


                                       and


                          HARRIS TRUST AND SAVINGS BANK

                                 as Rights Agent


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                                TABLE OF CONTENTS

ARTICLE I     CERTAIN DEFINITIONS.............................................1

   1.1        CERTAIN DEFINITIONS.............................................1

ARTICLE II    THE RIGHTS......................................................7

   2.1        SUMMARY OF RIGHTS...............................................7
   2.2        LEGEND ON COMMON STOCK CERTIFICATES.............................7
   2.3        EXERCISE OF RIGHTS; SEPARATION OF RIGHTS........................8
   2.4        ADJUSTMENTS TO EXERCISE PRICE; NUMBER OF RIGHTS.................9
   2.5        DATE ON WHICH EXERCISE IS EFFECTIVE............................10
   2.6        EXECUTION, AUTHENTICATION, DELIVERY AND
              DATING OF RIGHTS CERTIFICATES..................................11
   2.7        REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE............11
   2.8        MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES......12
   2.9        PERSONS DEEMED OWNERS..........................................12
   2.10       DELIVERY AND CANCELLATION OF CERTIFICATES......................13
   2.11       AGREEMENT OF RIGHTS HOLDERS....................................13

ARTICLE III   ADJUSTMENTS TO THE RIGHTS IN THE EVENT OF
              CERTAIN TRANSACTIONS...........................................14

   3.1        FLIP-IN........................................................14
   3.2        FLIP-OVER......................................................15

ARTICLE IV    THE RIGHTS AGENT...............................................16

   4.1        GENERAL........................................................16
   4.2        MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT......17
   4.3        DUTIES OF RIGHTS AGENT.........................................17
   4.4        CHANGE OF RIGHTS AGENT.........................................20

ARTICLE V     MISCELLANEOUS..................................................20

   5.1        REDEMPTION.....................................................20
   5.2        EXPIRATION.....................................................21
   5.3        ISSUANCE OF NEW RIGHTS CERTIFICATES............................21
   5.4        SUPPLEMENTS AND AMENDMENTS.....................................21
   5.5        FRACTIONAL SHARES..............................................21
   5.6        RIGHTS OF ACTION...............................................22
   5.7        HOLDER OF RIGHTS NOT DEEMED A SHAREHOLDER......................22
   5.8        NOTICE OF PROPOSED ACTIONS.....................................22
   5.9        NOTICES........................................................23
   5.10       SUSPENSION OF EXERCISABILITY...................................23
   5.11       COSTS OF ENFORCEMENT...........................................23
   5.12       SUCCESSORS.....................................................24
   5.13       BENEFITS OF THIS AGREEMENT.....................................24
   5.14       DESCRIPTIVE HEADINGS...........................................24
   5.15       GOVERNING LAW..................................................24
   5.16       COUNTERPARTS...................................................24
   5.17       SEVERABILITY...................................................24

                          SHAREHOLDER RIGHTS AGREEMENT

         SHAREHOLDER RIGHTS AGREEMENT (this "Agreement"), dated as of July 24, 1998, between Maverick Tube Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent hereunder).

         WHEREAS, on July 24, 1998, the Board of Directors of the Company (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on August 3, 1998 (the "Record Time") (other than shares of Common Stock held in the Company's treasury on such date), and (b) authorized the issuance of one Right in respect of each share of Common Stock issued (whether originally issued or issued from the treasury) after the Record Time and prior to the Separation Time (as hereinafter defined); and

         WHEREAS, each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

         WHEREAS, the Company desires to appoint the Rights Agent to act as provided herein, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and in certain other respects as provided herein;

         NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                                    Article I

                               Certain Definitions

         1.1 Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the then outstanding shares of Common Stock (other than as a result of a Permitted Offer (as hereinafter defined)) or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 20% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 20% more of the outstanding shares of Common Stock as a result of the acquisition of shares of Common Stock directly from the Company, and (B) no Person shall be deemed to be an "Acquiring Person" either (x) as a result of the acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause (x)) as a result of the acquisition of shares of Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Common Stock, then such Person shall be deemed an Acquiring Person, or (y) if (i) within eight (8) days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (y)), such Person notifies the Board of Directors of the Company that such Person did so inadvertently, and (ii) within two (2) days after such notification, such Person is the Beneficial Owner of less than 20% of the outstanding shares of Common Stock.

         "Acquisition Event" shall be deemed to occur in the event any Person, alone or together with its Affiliates and Associates, shall, at any time after the date hereof, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a Flip-over Transaction.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement.

         A Person shall be deemed the "Beneficial Owner", and to have "Beneficial Ownership" of, and to "Beneficially Own", any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner
(whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner", or to have "Beneficial Ownership" of, or to "Beneficially Own", any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange, (ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of
Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report), (iii) solely because of the grant by the Company to such Person, in connection with the execution of an agreement to acquire the Company, of options to acquire such security or (iv) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person (together with Affiliates and Associates) is the Beneficial Owner, all shares as to which such Person (with Affiliates or Associates) is deemed the Beneficial Owner shall be deemed outstanding but all shares as to which any other Person may be deemed the Beneficial Owner but as to which the first Person (with Affiliates and Associates) is not the Beneficial Owner and which are not issued and outstanding shall not be deemed outstanding.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of St. Louis are generally authorized or obligated by law or executive order to close.

         "Close of Business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Stock (or, after the Separation Time, the offices of the Rights Agent) are closed to the public.

         "Common Stock" shall mean the shares of Common Stock, par value $0.01 per share, of the Company.

         "Exchange Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c) hereof.

         "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $50.00.

         "Expiration  Time" shall mean the  earliest of (i) the  Exchange  Time,
(ii) the Redemption Time and (iii) the Close of Business on the tenth-year anniversary of the date hereof.

         "Flip-in Date" shall mean any Stock Acquisition Date which is not the result of a Flip-over Transaction or Event.

         "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or similar persons responsible for direction of the business and affairs) of such Person or, if such Person is a Subsidiary of another Person, the Person that ultimately controls such first-mentioned Person and that has issued and outstanding such capital stock (or similar equity interest).

         "Flip-over Transaction or Event" shall mean a transaction or series of transactions after the time when an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge or participate in a binding share exchange with any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger or shall become, by virtue of such consolidation, merger or exchange, a Subsidiary of such other Person or any one or more of such other Person's Affiliates or Associates, or (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its Subsidiaries) or to two or more such Persons that are affiliated or otherwise acting in concert, (iii) any Acquiring Person shall (A) obtain, with or without consideration, over any period of 12 consecutive calendar months, any additional shares of any class of capital stock of the Company or any of its Subsidiaries equal in the aggregate to more than 1% of the outstanding shares of such class, or securities exercisable or exchangeable for or convertible into more than 1% of the outstanding shares of any class of capital stock of the Company or any of its Subsidiaries (in each case other than as part of a pro rata distribution to all holders of such stock or pursuant to the exercise of rights or warrants, or the conversion or exchange of securities, issued pro rata in such a distribution),
(B) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets
(x) having an aggregate fair market value of more than $8,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with an unaffiliated third party, (C) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (D) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $5,000,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $5,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiations with a third party, or (iv) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries that is directly or indirectly owned by any Acquiring Person is increased by more than 1%. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person.

         "Market Price" per share of any securities on any specified date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such specified date; provided, however, that if an event of a type analogous to any of the events described in Section 2.4 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such specified date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such specified date. The closing price per share of any securities on any date shall be the last sale price or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices for each share of such securities, in either case as reported on The Nasdaq National Market or, if the securities are not reported on The Nasdaq National Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Company. If, on any specified date, any securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the "Market Price" per share of such securities on such date shall mean (i) if such securities are any security other than Preferred Stock, the fair value per share of such securities on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent, or (ii) if such securities are Preferred Stock, an amount equal to 100 (as such number may be appropriately adjusted for any event of the type described or analogous to the type described in Section 2.4 hereof) multiplied by the Market Price per share of the Common Stock on such date as determined pursuant to this paragraph.

         "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors of the Company who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant.

         "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement), corporation or other entity.

         "Preferred Stock" shall mean the Series I Junior Participating Preferred Stock, par value $0.01 per share, of the Company, having those relative rights, preferences and limitations set forth in the Form of Designation, Relative Rights, Preferences and Limitations set forth in Exhibit B hereto.

         "Record Time" shall mean the close of business on August 3, 1998.

         "Redemption Price" shall mean an amount (calculated to the nearest one one-hundredth of a cent) equal to the Exercise Price, as in effect at the Redemption Time, divided by 5000 (i.e., initially $0.01).

         "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

         "Separation  Time"  shall mean the close of  business on the earlier of
(i) the tenth day (or such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (other than the Company, a majority-owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person and (ii) the Flip-in Date; provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that, if any tender or exchange offer referred to in clause (i) of this definition is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such offer shall be deemed, for purposes of this definition, never to have been made.

         "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) or by an Acquiring Person (by means of filing a Schedule 13D under the Securities Exchange Act of 1934 (or any comparable or successor report or schedule) or an amendment thereto) that an Acquiring Person has become such.

         "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or a majority of the equity interests is Beneficially Owned, directly or indirectly, by such Person.

         "Trading Day", when used with respect to any securities, shall mean a day on which The Nasdaq National Market is open for the transaction of business or, if such securities are not listed or admitted to trading on The Nasdaq National Market, a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

                                   Article II

                                   The Rights

         2.1 Summary of Rights. As soon as practicable after the Record Time, the Company will mail a copy of a letter to shareholders summarizing the terms of the Rights to each holder of record of Common Stock as of the Record Time, at such holder's address as shown by the records of the Company.

         2.2 Legend on Common Stock Certificates. (a) Certificates for the Common Stock issued after the Record Time but prior to the Separation Time or the earlier Expiration Time, shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         Until the Separation Time (as defined in the Rights Agreement referred to below) or the earlier Expiration Time, this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of July 24, 1998 (as such may be amended from time to time, the "Rights Agreement"), between Maverick Tube Corporation (the "Company") and Harris Trust and Savings Bank, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, terminated, exchanged for other securities or assets of the Company, expire, or become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

With respect to such certificates containing the foregoing legend, until the Separation Time (or the earlier Expiration Time), the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         (b) Certificates representing shares of Common Stock that are issued and outstanding at the Record Time shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

         (c) In the event that the Company purchases or acquires any Common Stock after the Record Time but prior to the Separation Time, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that is no longer outstanding. Upon reissuance of such Common Stock by the Company prior to the Separation Time (or the earlier Expiration Time), the Rights shall again attach to such Common Stock as set forth in Section 2.2(a) or (b) hereof.

         2.3 Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 5.1 and 5.10 and to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Time, to purchase, for the Exercise Price, one one-hundredth of a share of Preferred Stock.

         (b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock (together, in the case of certificates issued prior to the Record Time, with the letter mailed to the record holder thereof pursuant to Section 2.1) and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter) of, such associated share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries shall be void.

         (c) Subject to this Section 2.3 and to Sections 3.1, 5.1 and 5.10, after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised and (ii) will be transferable independent of Common Stock. Promptly following the Separation Time, the Rights Agent or any properly appointed registrar for the Rights ("Rights Registrar") will, at the expense of the Company, mail to each holder of record of Common Stock as of the Separation Time (other than any Person whose Rights have become void pursuant to Section 3.1(b)), at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

         (d) Subject to Section 5.10, Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent at the principal office the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

         (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, and subject to
Section 5.10, the Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent (or make available, if the Rights Agent is the transfer agent) stock certificates for the number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 hereof not to issue certificates representing fractional shares, requisition from the depositary selected by the Company (or make available, if the Rights Agent is the depositary) depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.5 and (ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

         (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent or Rights Registrar to such holder or to such holder's duly authorized assigns.

         (g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares or other securities upon exercise of Rights; (iii) use its best efforts to cause all shares or other securities issued upon exercise of Rights to be listed, upon issuance, on The Nasdaq National Market; and (iv) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares or other securities issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or other securities in a name other than that of the holder of the Rights being transferred or exercised.

         2.4 Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock ("Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision, or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

         In the event the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

         (b) In the event the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or binding share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

         (c) Each adjustment to the Exercise Price made pursuant to this Section
2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (iii) make any appropriate public disclosure of such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.

         (d) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

         2.5 Date on Which Exercise is Effective. Each person in whose name any certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

         2.6 Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

         Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

         Promptly after the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company for countersignature to the Rights Agent or Rights Registrar, and, subject to Section 3.1(b), the Rights Agent or Rights Registrar shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent or Rights Registrar.

         (b) Each Rights Certificate shall be dated the date of countersignature thereof.

         2.7 Registration, Registration of Transfer and Exchange. (a) After the Separation Time, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the initial "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall appoint some other qualified party to serve as Rights Registrar, which the Rights Agent may do at any time after the Separation Time, upon two days' advance notice to the Company and subject to the Company's prior approval, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

         After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) and (d) below, the Company will execute, and the Rights Agent or Rights Registrar will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

         (b) Subject to Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

         (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent or Rights
Registrar, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         (d) The Company shall not be required to register the transfer or exchange of any Rights that have become void under Section 3.1(b), have been exchanged under Section 3.1(c) or have been redeemed or terminated under Section 5.1.

         2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Company shall execute and the Rights Agent or Rights Registrar shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

         (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent or Rights Registrar shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

         (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent or Rights Registrar) connected therewith.

         (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

         2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent, the Rights Registrar and any other agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever and shall not be required to honor or take into account any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

         2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent or, if appropriate, the Rights Registrar, be delivered to the Rights Agent or, if appropriate, the Rights Registrar and, in any case, shall be promptly cancelled by the Rights Agent or, if appropriate, the Rights Registrar. The Company may at any time deliver to the Rights Agent or Rights Registrar for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent or Rights Registrar. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent or Rights Registrar shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Company.

         2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

         (a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

         (b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

         (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent, the Rights Registrar and any other agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever and shall not be required to honor or take into account any notice to the contrary;

         (d) Rights beneficially owned by certain Persons will under the circumstances set forth in Section 3.1(b) become void; and

         (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

                                   Article III

         Adjustments to the Rights in the Event of Certain Transactions

         3.1 Flip-in. (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, the Company shall take such action as shall be necessary to ensure and provide that, except as set forth below in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section
5.10 hereof), in lieu of one one-hundredth of a share of Preferred Stock, that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock).

         (b) Notwithstanding the foregoing, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void, without further action, and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights under any provision of this Agreement. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled to conclusively deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will deem the Rights evidenced thereby to be void and not transferable or exercisable.

         (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (or, in the alternative, if the Board of Directors so elects, for shares of Preferred Stock at an exchange ratio of one one-hundredth of a share of Preferred Stock per Right), appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Time an event of a type analogous to any of the events described in
Section 2.4(a) or (b) shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

         Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become void pursuant to Section 3.1(b)) will thereafter represent only the right to receive a number of shares of Common Stock (or, if so elected by the Board of Directors, a number of one one-hundredths of a share of Preferred Stock) equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares in exchange for Rights) to the Rights Agent and any Rights Registrar and the holders of the then outstanding Rights (other than Rights that have become void pursuant to Section 3.1(b)), by mailing such notice in accordance with Section 5.9, provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.

         (d) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with
Section 3.1(a) or (c), the Company shall either (i) call a meeting of shareholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or
(B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with
Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

         3.2 Flip-over. (a) Prior to the Expiration Time, the Company shall not enter into any agreement with an Acquiring Person with respect to, consummate or permit to occur any Flip-over Transaction or Event unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or
(b) shall have occurred with respect to the Flip-over Stock), (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement, and (iii) the Flip-over Entity shall take such steps (including, but not limited to, the authorization and reservation of a sufficient number of shares of Flip-over Stock to permit exercise of all outstanding Rights in accordance with this
Section 3.2) in connection with such consummation or occurrence as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to shares of Flip-over Stock thereafter deliverable upon exercise of the Rights. The provisions of this
Section 3.2 shall apply to successive Flip-over Transactions or Events. Any Rights that are or were Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing that have not become null and void pursuant to the provisions of Section 3.1(b) prior to the consummation or occurrence of a Flip-over Transaction or Event shall become null and void, without further action, as of that moment in time immediately preceding such consummation or occurrence.

         (b) Prior to the Expiration Time, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, consummate or permit to occur any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation of such transaction.

                                   Article IV

                                The Rights Agent

         4.1 General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent and any Rights Registrar appointed by the Rights Agent in accordance with Section 2.7(a) hereof reasonable compensation for all services rendered by it or them hereunder and, from time to time, on demand of the Rights Agent or Rights Registrar, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent and any Rights Registrar for, and to hold it or them harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent or Rights Registrar, for anything done or omitted by it or them in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. The indemnity provided for herein shall survive the expiration of the Rights, the termination of this Agreement, and the resignation or removal of the Rights Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

         (b) The Rights Agent and any Rights Registrar may conclusively rely upon and shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for Preferred Stock, Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it or them to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         (c) Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the of the likelihood of such loss or damage and regardless of the form of the action.

         4.2 Merger or Consolidation or Change of Name of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust business or shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights
Certificates  so  countersigned;  and in  case at that  time  any of the  Rights
Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         4.3 Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

         (a) Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) or 3.2 (a) hereof) or any adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date an officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application subject to the proposed action or omission and/or specifying the action to the taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) The Rights Agent shall not required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

         4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock and Preferred Stock by registered or certified mail, and, at the expense of the Company, to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a corporation organized and doing business under the laws of the United States, the State of Missouri or the State of Delaware (or of any other state of the United States so long as such corporation is authorized to do business in the State of Missouri), in good standing, having a principal office in the State of Missouri, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (ii) an affiliate of the Rights Agent having such authority. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preferred Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    Article V

                                  Miscellaneous

         5.1 Redemption. (a) The Board of Directors of the Company may, at its option, elect to redeem all (but not less than all) of the then outstanding Rights at the Redemption Price at any time prior to the earlier of (x) the occurrence of an Acquisition Event, or (y) the Expiration Time. The Company may, at its option, pay the Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price; provided that if the Company elects to pay the Redemption Price in shares of Common Stock, the Company shall not be required to issue any fractional shares of Common Stock and the number of shares of Common Stock issuable to each holder of Rights shall be rounded down to the next whole share.

         (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9., provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.

         5.2 Expiration. No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Time, except, if the Rights are exchanged or redeemed, as provided in Section 3.1(c) or 5.1 hereof.

         5.3 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

         5.4 Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) in any respect prior to the Flip-in Date (other than to change the Exercise Price, the Redemption Price or the Expiration Time, except as contemplated elsewhere herein), (ii) to make any changes following the close of business on the Flip-in Date which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or (iii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent, without the execution of such supplement or amendment by the Rights Agent.

         5.5 Fractional Shares. The Company shall not be required to distribute, or to issue certificates representing, fractional shares of Common Stock or Preferred Stock (other than fractional shares of Preferred Stock which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise exchange or redemption of Rights. In lieu of fractional shares that the Company is not required to distribute, the Company shall, in the sole discretion of its Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights in cash the same fraction of the Market Price of one share of the stock issuable upon such exercise on the day of exercise.

         5.6 Rights of Action. Subject to the terms of this Agreement (including
Section 3.1(b)), rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         5.7 Holder of Rights Not Deemed a Shareholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or, if exchanged or redeemed for shares or securities, so exchanged or redeemed, in accordance with the provisions hereof.

         5.8 Notice of Proposed Actions. In case the Company shall propose after the Separation Time and prior to the Expiration Time (i) to effect or permit (in cases where the Company's permission is required) occurrence of any Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

         5.9 Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by registered or certified mail, return receipt requested, addressed (until another address is filed in writing with the Rights Agent) as follows:


                            Maverick Tube Corporation
                            16401 Swingley Ridge Road
                            Suite 700
                            Chesterfield, Missouri 63017
                            Attention: Corporate Secretary

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

                            Harris Trust and Savings Bank
                            311 West Monroe Street
                            Chicago, Illinois 60606
                            Attention:  Corporate Trust Department

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or Rights Registrar or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

         5.10 Suspension of Exercisability. To the extent that the Company determines in good faith that some action need be taken pursuant to Section 3.1(d) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a reasonable period in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required.

         5.11 Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

         5.12 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         5.13 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

         5.14 Descriptive Headings. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         5.15 Governing Law. This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except as to the rights and obligations of the Rights Agent, which shall be governed by and construed in accordance with the laws of the State of Illinois.

         5.16 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         5.17 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                            MAVERICK TUBE CORPORATION



                            By:
                            Name:    Gregg M. Eisenberg
                            Title:   President and Chief Executive Officer



                            HARRIS TRUST AND SAVINGS BANK,
                            as Rights Agent



                             By:
                             Name:
                             Title:

                                                                     Exhibit A

Certificate No. R-_____________                            ____________ Rights


                   Form of Preferred Stock Rights Certificate


                  THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate
                            MAVERICK TUBE CORPORATION

         This certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement, dated as of July 24, 1998 (as such may be amended from time to time, the "Rights Agreement"), between Maverick Tube Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights
Agreement) and prior to the close of business on July 23, 2008, one one-hundredth of one share of Series I Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent. The Exercise Price shall initially be $50.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

         In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of an entity other than the Company or securities or assets of the Company other than Preferred Stock, all as provided in the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the type and number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances at its option at a redemption price of $0.01 per Right or (b) exchanged by the Company under certain circumstances at its option for one share of Common Stock or one one-hundredth of one share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.



                                         MAVERICK TUBE CORPORATION

Date:

_________________________________        By: ________________________________

ATTEST:


_________________________________
Secretary



Countersigned:

HARRIS TRUST AND SAVINGS BANK



By ______________________________
     Authorized Signature

           Form of Reverse Side of Preferred Stock Rights Certificate

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

         FOR  VALUE   RECEIVED   hereby  sells,   assigns  and  transfers   unto
________________________________________________________________________________
(Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated:  __________________, 199____.


Signature Guaranteed:      _____________________________________________________
                           Signature
                           (Signature  must  correspond  to name as written upon
                           the  face  of  this  Rights   Certificate   in  every
                           particular, without alteration or enlargement or any change whatsoever)


         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

          -----------------------------------------------------------------

                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                             -----------------------------------
                                             Signature

         ------------------------------------------------------------------


                                     NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


            To be attached to each Preferred Stock Rights Certificate

                          FORM OF ELECTION TO EXERCISE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)


TO: MAVERICK TUBE CORPORATION

         The undersigned hereby irrevocably elects to exercise all (if less than all, ________) whole Rights represented by the attached Rights Certificate to purchase the shares or fractions of shares issuable upon the exercise of such Rights and requests that certificates or depository receipts for such shares or fractions be issued in the name of:


                  Address:  _____________________________________________

                            _____________________________________________

                            _____________________________________________


                  Social Security or Other Taxpayer
                  Identification Number: ________________________________


         If such Rights Certificate for the balance of such Rights shall be registered in the name of and number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new delivered to:


                  Address: ______________________________________________

                           ______________________________________________

                           ______________________________________________


                  Social Security or Other Taxpayer
                  Identification Number:  _______________________________


Dated:  __________________, 199____



Signature Guaranteed:      _____________________________________________________
                           Signature
                           (Signature  must  correspond  to name as written upon
                           the  face  of  this  Rights   Certificate   in  every
                           particular, without alteration or enlargement or any change whatsoever)


         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

         ------------------------------------------------------------------

                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                             -----------------------------------
                                             Signature

          ------------------------------------------------------------------

                                     NOTICE

In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.


         Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

                                                                     EXHIBIT B

              FORM OF DESIGNATION, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF SERIES I JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                            MAVERICK TUBE CORPORATION

         Section 1. Designation and Amount. There shall be a series of the preferred stock of the Company which shall be designated as the "Series I Junior Participating Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be One Million (1,000,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series I Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

         Section 2.  Dividends and Distributions.

         (a) Subject to the rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the Series I Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series I Junior Participating Preferred Stock, in preference to the holders of shares of $0.01 par value Common Stock of the Company (the "Common Stock") and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series I Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series I Junior Participating Preferred Stock. In the event the Company shall at any time after July 24, 1998 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series I Junior Participating Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Company shall declare a dividend or distribution on the Series I Junior Participating Preferred Stock as provided in paragraph (a) of this
Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series I Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series I Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series I Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. In the event that there are not sufficient assets available to permit payment in full of the dividends or other distributions on the accrued and payable outstanding shares of Series I Junior Participating Preferred Stock provided for under Section 2(a), above, and dividends or other distributions payable on all other series of Preferred Stock, if any, which rank on a parity with the Series I Junior Participating Preferred Stock with respect to such payment, then such assets should be distributed ratably among the holders of outstanding shares of Series I Junior Participating Preferred Stock and such parity shares, in accordance with the sums that would be payable to all such holders if all dividends and distributions payable thereto were declared and paid in full. The Board of Directors may fix a record date for the determination of holders of shares of Series I Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

         3.  Voting Rights.

         The holders of shares of Series I Junior Participating Preferred Stock, shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series I Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time on or after the July 24, 1998 (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series I Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein or by law, the holders of shares of Series I Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

         (c) Except as set forth herein, holders of Series I Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.  Certain Restrictions.

         (a) Whenever dividends or distributions payable on the Series I Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series I Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Junior Participating Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Junior Participating. Preferred Stock, except dividends paid ratably on the Series I Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) except as permitted in Section 4(a)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series I Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series I Junior Participating Preferred Stock; and

                  (iv) purchase or otherwise acquire for consideration any shares of Series I Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series I Junior Participating
         Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series I Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.  Liquidation, Dissolution or Winding Up.

         (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series I Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series I Junior Participating Preferred Stock shall have received One Hundred Dollars ($100) per share, plus an amount equal to accrued and unpaid dividends and distributions on such shares, whether or not declared, to the date of such payment (the "Series I Liquidation Preference"). Following the payment of the full amount of the Series I Liquidation Preference, no additional distributions shall be made to the holders of shares of Series I Junior Participating Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series I Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series I Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series I Junior Participating Preferred Stock and Common Stock, respectively, holders of Series I Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series I Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

         (b) In the event there are not sufficient assets available to permit payment in full of the Series I Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series I Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences if paid in full. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (c) In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend an Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series I Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Company shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series I Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

         Section 8. Redemption. The shares of Series I Junior Participating Preferred Stock shall not be redeemable.

         Section 9. Ranking. The Series I Junior Participating Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends, the distribution of assets and, to the extent the Series I Junior Participating Preferred Stock and any such other series may have voting rights, in voting rights, unless the terms of any such series shall provide otherwise.

         Section 10. Fractional Shares. Series I Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series I Junior Participating Preferred Stock.